UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 24, 2023

Date of Report (Date of earliest event reported)

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 South Saunders Rd., Suite 300
Lake Forest, IL 60045

(Address of principal executive offices) (Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ASRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2023, Assertio Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Spade Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Spectrum”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Spectrum (the “Merger”), with Spectrum surviving such Merger as a wholly owned subsidiary of the Company.

Merger Consideration

Under the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Spectrum (the “Spectrum Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) treasury shares, (ii) any shares of Spectrum Common Stock held directly by the Company or Merger Sub and (iii) shares of Spectrum Common Stock held by any holder who properly demands appraisal of such shares in compliance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive (A) 0.1783 (the “Exchange Ratio”) of a fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) and, if applicable, cash in lieu of fractional shares, subject to any applicable withholding (the “Upfront Consideration”), and (B) one contingent value right (a “CVR”), which shall represent the right to receive the Milestone Payments (as defined below), at the times and in the form provided for in the CVR Agreement (as defined below) (collectively, with the Upfront Consideration, the “Merger Consideration”).

At the Effective Time, Spectrum and a rights agent selected by Spectrum and the Company (the “Rights Agent”) will enter into a contingent value rights agreement (the “CVR Agreement”), a form of which is attached as an exhibit to the Merger Agreement, governing the terms of each CVR. Each CVR entitles the holder thereof to receive a maximum of two contingent cash and/or Company Common Stock payments, as described below, with an aggregate maximum value of $0.20, without interest, and subject to deduction for any required withholding of taxes (each, a “Milestone Payment”), if the following milestones are achieved:

•	If Net Sales (as defined in the CVR Agreement) of $175 million or more during the period commencing January 1, 2024 and ending December 31, 2024 is achieved, such Milestone Payment will consist of a dollar amount per CVR equal to the lesser of (i) $0.10 and (ii) (A) 0.249 multiplied by (B) (I) the Applicable Parent Stock Price (as defined in the CVR Agreement), multiplied by (II) the Exchange Ratio (rounded down to the closest hundredth of a penny) (provided that such amount shall not be less than $0) (the “2024 Annual Net Sales Milestone Payment”); and

•	If Net Sales of $225 million or more during the period commencing January 1, 2025 and ending December 31, 2025 is achieved, such Milestone Payment will consist of a dollar amount per CVR equal to the lesser of (i) $0.10 and (ii) (A) 0.249 multiplied by (B) (I) the Applicable Parent Stock Price, multiplied by (II) the Exchange Ratio, less (III) the 2024 Annual Net Sales Milestone Payment (rounded down to the closest hundredth of a penny) (provided that such amount shall not be less than $0).

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is included as an exhibit to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

At the Effective Time, each option (other than an option under Spectrum’s employee stock purchase plan) (each, a “Spectrum Stock Option”) to purchase Spectrum Common Stock granted under any of Spectrum’s equity incentive plans, that is outstanding as of immediately prior to the Effective Time, shall, if unvested, become vested, and automatically and without any required action on the part of the holder or Spectrum, be cancelled and treated as follows:

•	With respect to any Spectrum Stock Options with an exercise price per share that is less than the value of the Upfront Consideration, converted into the right to receive (i) a number of shares of Company Common Stock, subject to certain exceptions with respect to fractional shares and any applicable withholdings, that is equal to the quotient of (A) the product of (x) the total number of Spectrum Common Stock underlying the Spectrum Stock Option multiplied by (y) the excess, if any, of the value of the Upfront Consideration over the exercise price of such Spectrum Stock Option, divided by (B) the average of the daily volume-weighted average price per share of Company Common Stock calculated based on the ten (10) consecutive trading days ending two trading days prior to the date of the Merger Agreement and (ii) a number of CVRs equal to the number of Spectrum Common Stock underlying such Spectrum Stock Option.

•	With respect to any Spectrum Stock Options with an exercise per share that is equal to or greater than the value of the Upfront Consideration and less than the sum of the Upfront Consideration and the maximum amount payable under a CVR (each, a “Contingent In-the-Money Stock Option”), converted into the right to receive a number of CVRs equal the number of Spectrum Common Stock underlying such Spectrum Stock Option; provided, however, that the payment, if any, under each CVR shall be reduced by the amount by which the exercise price per share exceeds the value of the Upfront Consideration; provided, further that, for the avoidance of doubt, such Contingent In-the-Money Stock Option shall not entitle the holder thereof to receive any shares of Company Common Stock, cash or other consideration in connection with the Effective Time.

•	With respect to any Spectrum Stock Options with an exercise price per share that is equal to or greater than the value of the Merger Consideration (each, an “Underwater Spectrum Stock Option”), the holder of such Underwater Spectrum Stock Option will receive no consideration and, effective as of immediately prior to the Effective Time, shall have no further rights thereto.

At the Effective Time, each Spectrum restricted stock unit (each, a “Spectrum RSU”) with respect to Spectrum Common Stock granted under Spectrum’s equity incentive plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall become fully vested, and the holder of such Spectrum RSUs shall, automatically and without any required action on the part of the holder thereof or Spectrum, receive the Merger Consideration.

At the Effective Time, each unvested restricted Spectrum Common Stock granted under Spectrum’s equity incentive plans that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof or Spectrum, fully vest and be treated like all other shares of Spectrum Common Stock.

At the Effective Time, each stock appreciation right with respect to Spectrum Common Stock (each, a “Spectrum SAR”) granted under Spectrum equity incentive plans that is outstanding as of immediately prior to the Effective Time, shall, if unvested, become vested, and automatically and without any required action on the part of the holder or Spectrum be cancelled and:

•	With respect to any Spectrum SARs with an exercise price per share that is less than the value of the Upfront Consideration (each such Spectrum SAR, an “In-the-Money SAR”), converted into the right to receive (i) a number of shares of Company Common Stock, subject to certain terms with respect to fractional shares and any required withholding of taxes pursuant as described further in the Merger Agreement, that is equal to the quotient of (A) the product of (x) the total number of Spectrum Common Stock underlying the Spectrum SAR multiplied by (y) the excess, if any, of the value of the Upfront Consideration over the exercise price of such Spectrum SAR, divided by (B) the average of the daily volume-weighted average price per share of Company Common Stock calculated based on the ten (10) consecutive trading days ending two trading days prior to the date of the Merger Agreement and (ii) a number of CVRs equal to the number of Spectrum Common Stock underlying such Spectrum SAR.

•	With respect to any Spectrum SARs with an exercise price per share that is equal to or greater than the value of the Upfront Consideration and less than the sum of the Upfront Consideration and the maximum amount payable under a CVR (each, a “Contingent In-the-Money SAR”), converted into the right to receive a number of CVRs equal the number of Spectrum Common Stock underlying such Spectrum SAR; provided, however, that the payment, if any, under each CVR shall be reduced by the amount by which the exercise price per share exceeds the value of the Upfront Consideration; provided, further that, for the avoidance of doubt, such Contingent In-the-Money SAR shall not entitle the holder thereof to receive any shares of Company Common Stock, cash or other consideration in connection with the Effective Time.

•	With respect to any Spectrum SAR with an exercise price per share that is equal to or greater than the value of the Merger Consideration (each, an “Underwater Spectrum SAR”), the holder of such Underwater Spectrum SAR will receive no consideration and, effective as of immediately prior to the Effective Time, shall have no further rights thereto.

To the extent the Company and any holder of a Spectrum Stock Option, Spectrum RSU, share of unvested restricted Spectrum Common Stock or Spectrum SAR agree in writing to treatment different than as described above, the terms of such written agreement will apply in lieu of the treatment described above.

At the Effective Time, upon the election of the holder of each Spectrum warrant (the “Spectrum Warrant”), under that certain Warrant to Purchase Stock, dated as of September 21, 2022, by and between Spectrum and SLR Investment Corp., a Maryland corporation, that is outstanding immediately prior to the Effective Time shall be cancelled and, in exchange therefor, Spectrum shall pay to each former holder of any such cancelled Spectrum Warrant as soon as practicable following the Effective Time (i) a number of shares of Company Common Stock equal to the (A) product of (x) the excess of $1.10 over the exercise price per Spectrum Common Stock under such Spectrum Warrant, and (y) the number of shares of Spectrum Common Stock subject to such Spectrum Warrant, multiplied by (B) the Exchange Ratio, and (ii) one CVR for Spectrum Common Stock underlying such Spectrum Warrant, in each case, without interest, and subject to deduction for any required withholding of taxes.

Post-Closing Governance

Subject to applicable laws and the listing and corporate governance rules and regulations of the Nasdaq Capital Market (“Nasdaq”) that are applicable to the Company, Spectrum shall nominate one member of Spectrum’s board of directors (such individual, the “Spectrum Board Designee”) to the Company’s board of directors prior to the Effective Time. The Spectrum Board Designee will be selected and designated to the Company’s board of directors upon the Company’s consent (such consent not to be unreasonably withheld, conditions or delayed) effective as of the Closing (as defined in the Merger Agreement). During the 12-month period following the Closing Date (as defined in the Merger Agreement), the Company’s board of directors shall not propose to remove the Spectrum Board Designee other than for cause.

Conditions to the Merger

The obligation of Spectrum and the Company to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of a number of customary conditions, including: (i) the adoption of the Merger Agreement by Spectrum’s stockholders; (ii) approval of the issuance of shares of Company Common Stock in the Merger by the Company’s stockholders; (iii) the Company’s registration statement on Form S-4 to be filed in connection with the Merger having become effective and not subject of any stop order, and the shares of Company Common Stock issuable in the Merger having been approved for listing on the Nasdaq, subject to official notice of issuance; (iv) the expiration of any applicable waiting period, the absence of any pending agreement between the Company and any governmental entity not to close, and receipt of any required approvals under the antitrust laws of the United States; (v) the absence of laws or orders restraining the consummation of the Merger; (vi) the representations and warranties of Spectrum and the Company being true and correct, subject to the materiality standards contained in the Merger Agreement, and Spectrum and the Company having complied in all material respects with their respective obligations under the Merger Agreement; (vii) the absence of any effects that have constituted or resulted in, or would reasonably be expected to constitute or result in, a material adverse effect for Spectrum or the Company; (viii) execution of the CVR Agreement by the Company and the Rights Agent; and (ix) the receipt by Spectrum of a written opinion from Spectrum’s tax counsel that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by Spectrum, the Company and Merger Sub. The Company and Spectrum have also each made customary covenants in the Merger Agreement, including covenants by each of the parties relating to conduct of their business prior to the closing of the Merger. The parties have generally agreed to use their respective reasonable best efforts to complete the Merger, including to obtain the required regulatory approvals for the transaction.

The Merger Agreement also contains reciprocal covenants by Spectrum and the Company not to solicit or participate in any discussions or negotiations with any person making an inquiry or proposal for an alternative transaction, and requiring Spectrum’s and the Company’s respective boards of directors to recommend the transaction-related proposals to their stockholders, in each case subject to certain exceptions. Prior to the approval of the transaction-related proposals by their stockholders, the boards of directors of Spectrum and the Company, as applicable, may change their recommendation in response to an unsolicited proposal for an alternative transaction, if the board of directors determines that the proposal constitutes a “Company Superior Proposal” or “Parent Superior Proposal” (each as defined in the Merger Agreement), as applicable, and that failure to take such action would reasonably be expected to be inconsistent with their fiduciary duties to their stockholders under applicable law, subject to complying with certain procedures set forth in the Merger Agreement. Prior to the approval of the transaction-related proposals by their stockholders, Spectrum’s and the Company’s respective boards of directors may also change their recommendation if a “Company Intervening Event” or “Parent Intervening Event” (each as defined in the Merger Agreement), as applicable, occurs, and the applicable board of directors determines, after consultation with its outside legal counsel and financial advisor, that failing to change its recommendation would be reasonably likely to be inconsistent with their fiduciary duties, subject to complying with certain procedures set forth in the Merger Agreement.

Termination and Termination Fees

The Merger Agreement contains customary mutual termination rights for Spectrum and the Company, including if the Merger is not completed by October 24, 2023 (the “Outside Date”); provided, further, that if the satisfaction of the last to be satisfied or waived of the conditions set forth under Article VI of the Merger Agreement occur less than two (2) business days prior to the Outside Date, the Outside Date shall be deemed extended to the extent necessary to permit closing to occur. The Merger Agreement also contains customary termination rights for the benefit of each party, including (i) if the board of directors of the other party changes its recommendation, (ii) if the board of directors of such party authorizes entry into a definitive agreement relating to a superior proposal and (iii) if the other party breaches its representations, warranties or covenants under the Merger Agreement in a way that would result in a failure of its condition to closing being satisfied (subject to certain procedures and cure periods).

Under the Merger Agreement, Spectrum and the Company will be required to pay a termination fee to the other party equal to $8,300,000, less the amount of previously paid expenses, if any, if the Merger Agreement is terminated in certain circumstances, including if the board of directors of such party authorizes entry into a definitive agreement relating to a superior proposal. If the Merger Agreement is terminated by either Spectrum or the Company due to the other party’s failure to receive the requisite approval of its stockholders, then the party that failed to obtain such approval will be required to reimburse the other party for up to $1,000,000 of reasonable and documented out-of-pocket fees and expenses incurred in connection with the transaction.

Additional Information

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about Spectrum or the Company.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Item 7.01 Regulation FD Disclosure.

On April 25, 2023, the Company and Spectrum announced that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward Looking Statements

The statements in this communication include forward-looking statements concerning the Company the proposed transactions and other matters. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. The forward-looking statements in this communication relate to, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; risks that the new businesses will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; demand for the combined company’s products; the growth, change and competitive landscape of the markets in which the combined company participates; expected industry trends, including pricing pressures and managed healthcare practices; variations in revenues obtained from commercialization agreements, including contingent milestone payments, royalties, license fees and other contract revenues, including non-recurring revenues, and the accounting treatment with respect thereto; the Company’s ability to obtain and maintain intellectual property protection for its products and operate its business without infringing the intellectual property rights of others; the commercial success and market acceptance of the Company’s products, including the coverage of the Company’s products by payors and pharmacy benefit managers; the entry and sales of generics of the Company’s products, including Indocin products which are not patent protected and may face generic competition at any time; the outcome of, and the Company’s intentions with respect to, any litigation or investigations, including antitrust litigation, opioid-related investigations, opioid-related litigation and related claims for negligence and breach of fiduciary duty against the Company’s former insurance broker, and other disputes and litigation, and the costs and expenses associated therewith; the ability of the Company’s third-party manufacturers to manufacture adequate quantities of commercially salable inventory and active pharmaceutical ingredients for each of the Company’s products, and the Company’s ability to maintain its supply chain, which relies on single-source suppliers; and our counterparties’ compliance or non-compliance with their obligations under our agreements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and joint proxy statement/prospectus that will be filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the sections captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Many of these risks and uncertainties may be exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The Company does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, the Company intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of the Company and Spectrum and that also constitutes a prospectus of the Company. Each of the Company and Spectrum may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that the Company or Spectrum may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of the Company and Spectrum. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about the Company, Spectrum and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.assertiotx.com or by contacting the Company’s Investor Relations Department by email at investor@assertiotx.com. Copies of the documents filed with the SEC by Spectrum will be available free of charge on Spectrum’s website at www.sppirx.com or by contacting the Company’s Investor Relations Department atir@sppirx.com.

Participants in the Solicitation

The Company and Spectrum and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the proposed transactions contemplated by the joint proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company and Spectrum in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information regarding the Company’s directors and executive officers, including a description of their direct and indirect interests, is contained in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated April 3, 2023, which are filed with the SEC. Information regarding Spectrum’s directors and executive officers, including a description of their direct and indirect interests, by security holdings or otherwise, is available in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated April 27, 2022, which are filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Spectrum using the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 24, 2023, by and among Assertio Holdings, Inc., Spade Merger Sub 1, Inc. and Spectrum Pharmaceuticals, Inc. (Form of CVR Agreement included as Exhibit B thereto)*
99.1	Joint Press Release of Assertio Holdings, Inc. and Spectrum Pharmaceuticals, Inc., dated April 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2023	ASSERTIO HOLDINGS, INC.

	By:	/s/ Daniel A. Peisert
	Name:	Daniel A. Peisert
	Title:	President and Chief Executive Officer